Exhibit 10.10

AMENDMENT TO 2014 STOCK INCENTIVE PLAN

The second paragraph of Section 5.1 of the BofI Holding, Inc. 2014 Stock Incentive Plan, effective as of September 5, 2014, is hereby amended and restated in its entirety to read as follows:
“Notwithstanding any provision in the Plan to the contrary, the maximum number of Shares that may be subject to any type of Award granted to any one person during any calendar year shall be Four Hundred and Eighty Thousand (480,000) Shares (subject to adjustment in the same manner as provided in Article XV with respect to Shares subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with Share-based Awards to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, but not limited to, counting against such maximum number of Shares, to the extent required under Section 162(m) of the Code, any Shares subject to Awards that are canceled or re-priced.”